Exhibit 32

OFFICER CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350*

In connection with the Quarterly Report of Guaranty Federal Bancshares, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Shaun A. Burke, President and Chief Executive Officer and Carter Peters, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shaun A. Burke	/s/ Carter Peters

Shaun A. Burke	Carter Peters
Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)

August 10, 2017	August 10, 2017

* A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.